SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

KEY TRONIC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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September 21, 2007

Dear Shareholder:

The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company” or “Key Tronic”), to be held on Thursday, October 25, 2007, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Lower Level, Spokane Valley, Washington 99216.

Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you previously have returned your proxy card.

Sincerely,

Jack W. Oehlke
President and Chief Executive Officer
Member of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 25, 2007

To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company”) will be held on Thursday, October 25, 2007, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Lower Level, Spokane Valley, Washington 99216 (the “Annual Meeting”), for the following purposes:

1.	To elect five directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2.	To ratify the appointment of BDO Seidman, LLP as independent auditors for fiscal year 2008; and

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company’s Common Stock at the close of business on September 5, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you previously have returned your proxy card to the Company.

By Order of the Board of Directors,

Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 21, 2007

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

First mailed to shareholders on or about September 21, 2007.

PROXY STATEMENT

INTRODUCTION

General

The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the “Company”), to the holders of outstanding shares of Common Stock, no par value, of the Company (“Common Stock”) in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 25, 2007 at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Lower Level, Spokane Valley, Washington 99216, and any adjournments or postponements thereof (the “Annual Meeting”). The proxies appoint Jack W. Oehlke and Dale F. Pilz, each of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation.

Record Date, Proxies, Revocation

Record holders of the Common Stock at the close of business on September 5, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date 9,921,045 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the election of nominees for director named below, and FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2008. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

Voting

Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company’s Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the five nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors and (ii) matter 2 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. An abstention from voting or a broker nonvote will have no effect on the approval of matter 2 since neither represents a vote cast.

PROPOSAL 1

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified. The five nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected. It is the Company’s policy that nominees for election at the Annual Meeting attend the Annual Meeting. All nominees for election at the 2007 Annual Meeting attended the 2006 Annual meeting.

The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:

James R. Bean, age 57, has been President and CEO of Preco Electronics, Inc. since November 1999. From May 1997 to 1999 he held various management positions in Boise, Idaho with Preco Electronics, Inc. Previously he held various management positions in manufacturing operations with Sun Microsystems, Inc., Apple Computer, Inc. and National Semiconductor, Inc. Mr. Bean is a graduate of New Mexico State University with a B.S. in Industrial Engineering.

Jack W. Oehlke, age 61, has been President and Chief Executive Officer of the Company since June 1997. From October 1995, he served as Chief Operating Officer. Previously, he served as Senior Vice President of Operations from January 1995 to October 1995 and Vice President of Manufacturing Operations of the Company from December 1993 to January 1995. Mr. Oehlke served as Director of Operations, Director of Quality and in various management positions within manufacturing, engineering and quality functions of the Microswitch Division of Honeywell, Inc. from 1968 to 1993. Mr. Oehlke has a Bachelor of Science Degree in Industrial Technology from the University of Wisconsin at Menomonie.

Dale F. Pilz, age 81, has served as Chairman of the Board since January 2000 and has been a director of the Company since April 1992. Mr. Pilz was Chief Executive Officer of Flowind Corporation from 1986 to 1990. He served as President of Omninet Corporation from 1985 to 1986. Prior to that, Mr. Pilz was Chief Executive Officer and President of GTE Sprint Communications from 1983 to 1985 and also served as Chief Executive Officer and President of GTE Spacenet Corporation from 1983 to 1985.

Yacov A. Shamash, age 57, has been a director of the Company since 1989. He has been the Dean of Engineering and Applied Sciences at the State University of New York campus at Stony Brook since 1992. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992. Dr. Shamash also serves on the Board of Directors of American Medical Alert Corp., and Applied DNA Sciences, Inc.

Patrick Sweeney, age 72, has been a director of the Company since July 2000. Mr. Sweeney was President and CEO of Hadco Corporation from 1991 through 1995 and formerly served as Hadco’s Vice President/Chief Financial Officer and Vice President of Operations. Prior to that Mr. Sweeney was the Vice President of International Manufacturing at Wang - USA from 1981 through 1986 and also served as Managing Director of Ireland for Digital Equipment Corporation and as Plant Manager of its Galway and Clonmel divisions. Mr. Sweeney also serves on the Board of Directors of Aimware, Info. Mosaic, and Photo Machining Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board Meetings

All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company. The Company’s Board of Directors met four times during fiscal 2007. During fiscal 2007, each director attended 100% of the Board of Directors meetings and 100% of meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee.

Directors’ Independence

The Board of Directors has determined that all members of the Company’s Board of Directors are “independent directors” within the meaning of the applicable Nasdaq Stock Market (“NASDAQ”) listing standards, except for Mr. Oehlke, the Company’s current President and Chief Executive Officer.

The Board of Directors also has determined that all members of the Audit Committee (1) meet NASDAQ’s definition of independence contained in Rule 4200(a)(15); (2) meet the requirements of the Securities and Exchange Commission (“SEC”) Rule 10A-3(b)(1); (3) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (4) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by Marketplace Rule 4350(d)(2).

The Board of Directors has determined that Patrick Sweeney, a member of the Audit Committee, has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations and that such attributes were acquired through relevant education and/or experience.

Executive Sessions

At all of the four regular meetings of the Board of Directors held during fiscal year 2007, the independent directors met separately in executive session without management present.

Code of Conduct

The Board of Directors has adopted a written Code of Conduct which applies to all directors, officers and employees of the Company. The Code of Conduct is available on the Company’s website at www.keytronic.com. The Company intends to disclose on its website any amendments to or waivers of the Code of Conduct.

Shareholder Communications

Shareholders of Key Tronic Corporation may send written communications to the Board of Directors or any of its members by certified mail only, addressed to the Board of Directors or any member, c/o General Counsel & Secretary, Key Tronic Corporation, N. 4424 Sullivan Road – Lower Level, Spokane Valley, WA 99216. All such shareholder communications will be compiled by the General Counsel & Secretary and submitted to the Board of Directors or Board member.

Nominations to the Board

The Governance and Nominating Committee will consider written proposals from shareholders for directors to be elected at the annual meeting which are submitted to the Secretary of the Company, together with biographical information and references, at least six months prior to the annual meeting.

Board Committees

The Board of Directors has four standing committees: the Audit Committee, the Compensation and Administration Committee, the Executive Committee and the Governance and Nominating Committee. The committees each have written charters approved by the Board. The charters of the Audit Committee, the

Compensation and Administration Committee and the Governance and Nominating Committee are available on the Company’s website at www.keytronic.com.

The Audit Committee, which currently consists of Messrs. Sweeney (Chairman), Bean and Pilz met ten times during fiscal 2007. The Audit Committee monitors the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance; selects and appoints the Company’s independent auditors, pre-approves all audit and non-audit services to be provided to the Company by the Company’s independent auditors, and establishes the fees and other compensation to be paid to the independent auditors; monitors the qualifications, independence and performance of the Company’s independent auditors; and establishes procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provides an avenue of communication among the Board, the independent auditor and management.

The Compensation and Administration Committee which currently consists of Messrs. Shamash (Chairman), and Pilz, met three times during fiscal 2007. The Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers and other key employees, reviews and approves the level of compensation awarded to the Company’s Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company’s executive officers and the basis for the Chief Executive Officer’s compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Committee administers the Company’s incentive compensation plans and stock option plans, including determining the individuals to receive awards and options and the terms of such awards and options.

The Executive Committee, which currently consists of Messrs. Sweeney (Chairman), Oehlke and Pilz did not meet during fiscal 2007. The Executive Committee generally exercises the authority of the Board of Directors with respect to the management and operation of the Company between meetings of the Board of Directors.

The Governance and Nominating Committee, which currently consists of Messrs. Sweeney (Chairman), Bean and Pilz met one time during fiscal 2007. The Committee makes recommendations to the Board regarding corporate governance, recommends for selection by the Board nominees for election as Directors and makes recommendations to the Board with respect to the structure and composition of the Board. The Committee evaluates potential director nominees based upon a number of criteria, including the potential nominee’s skills, relevant experience and independence. The Committee has no specific minimum qualifications which must be met by a potential director nominee. Each potential nominee is considered on a case by case basis. Potential nominees may be identified to the Committee by members of the Board, officers of the Company, shareholders or other persons. The Committee evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. The Company has not paid any third party a fee to assist in identifying and evaluating potential director nominees. The Committee has not rejected any potential nominee recommended within the preceding year by a beneficial owner of more than 5% of the Company’s Common Stock.

Related Person Transactions

In April 2007, the Board of Directors adopted a written policy and procedures for the approval or ratification of Interested Transactions with Related Parties. The policy and procedures supplement the Company’s Code of Conduct. The policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

The policy defines a “Related Party” as any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Audit Committee is responsible for review, approval, ratification or disapproval of Interested Transactions. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the Transaction. The Company had no related Party Transactions during fiscal year 2007.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Board of Directors has a Compensation Committee presently consisting of Messrs. Shamash and Pilz. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2007. None of the executive officers of the Company has served on the Board of Directors or on the Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

EXECUTIVE OFFICERS

All executive officers hold office until their successors are elected and have qualified. In addition to Mr. Oehlke, the following persons are the executive officers of the Company:

George R. Alford, age 54, has been Vice President of Materials of the Company since July 21, 2006. From August 2005 to July 2006 he served as Director of Materials (HID Group) at Cooper Industries. From October 2000 to August 2005, he served in various procurement and materials management positions with Solectron Corporation. Mr. Alford has a B.S. in Industrial Technology and a M.A. in Management from Middle Tennessee State University and a J.D. in Civil Law from Nashville School of Law.

Craig D. Gates, age 48, has been the Executive Vice President and General Manager since August 2002. Previously he was Executive Vice President of Marketing, Engineering and Sales since July 1997. He served as Vice President and General Manager of New Business Development from October 1995 to July 1997. He joined the Company as Vice President of Engineering in October 1994. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. From 1982 he held various engineering and management positions within the Microswitch Division of Honeywell, Inc., in Freeport, Illinois and from 1991 to October 1994 he served as Director of Operations, Electronics for Microswitch.

Ronald F. Klawitter, age 55, has been Executive Vice President of Administration, CFO, and Treasurer since July 1997. Previously he was Vice President of Finance, Secretary and Treasurer of the Company since October 1995. He was Acting Secretary from November 1994 to October 1995 and Vice President of Finance and Treasurer from 1992 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc. He has a BA degree from Wittenberg University and is a Certified Public Accountant.

Efren R. Perez, age 67, has served as Vice President of Southwest Operations since July 1997. Previously he was the Managing Director of Southwest Operations from July 1996 to July 1997 and Director of Southwest Operations from July 1995 to June 1996. Following the Company’s acquisition of the Honeywell, Inc. Keyboard Division, Mr. Perez served as Plant Manager in Juarez from July 1993 to July 1995. He served as Plant Manager in Juarez for the Keyboard Division of Honeywell, Inc. from February 1989 to July 1993. Mr. Perez is a graduate of the University of Mexico with a B.S. in Physics.

PRINCIPAL SHAREHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT

The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner*	Number of Shares Beneficially Owned (1)		Percent of Class (1)
MORE THAN 5% SHAREHOLDERS

Signia Capital Management LLC 108 N. Washington Street, Suite 305 Spokane, WA 99201	1,379,972	(2),(3)	13.9%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	811,213	(4),(5)	8.2%

Tieton Capital Management 4700 Tieton Drive, Suite C Yakima, WA 98908	654,608	(6),(7)	6.6%

Citigroup Investment Research 399 Park Avenue New York, NY 10043	531,517	(8),(9)	5.4%

DIRECTORS AND EXECUTIVE OFFICERS

James R. Bean	0		* *

Jack W. Oehlke	451,506	(10)	4.3%

Dale F. Pilz	63,982	(11)	* *

Yacov A. Shamash	58,530	(12)	* *

Patrick Sweeney	68,930	(13)	* *

Craig D. Gates	301,496	(14)	2.9%

Ronald F. Klawitter	315,271	(15)	3.1%

George R. Alford	0		* *

Efren R. Perez	161,661	(16)	1.6%

All executive officers and directors as a group (9 persons) 10-16, 17	1,421,376	(17)	12.8%

*	Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.
**	Less than 1%.

1.	Percentage beneficially owned is based on 9,921,045 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
2.	Based on Form 13F filed with the Securities and Exchange Commission, filed July 30, 2007.
3.	Signia Capital Management LLC is a registered investment advisor.
4.	Based on Form 13F filed with the Securities and Exchange Commission, filed July 26, 2007.
5.	Dimensional Fund Advisors, Inc. (“DFA”), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all shares.
6.	Based on Form 13D filed with the Securities and Exchange Commission, dated January 17, 2007.
7.	Tieton Capital Management is a registered investment advisor.
8.	Based on Form 13F filed with the Securities and Exchange Commission, dated August 14, 2007.
9.	Citigroup Investment Research is a registered investment advisor.
10.	Includes 389,000 shares issuable upon exercise of employee stock options and 10,098 shares owned directly by Mr. Oehlke’s wife. Also includes Common Stock allocated to Mr. Oehlke as a participant in the Company’s 401(k) Retirement Savings Plan (29,792 shares) as of June 30, 2007.
11.	Includes 57,430 shares issuable upon exercise of director stock options.
12.	Represents 57,430 shares issuable upon exercise of director stock options and 1,100 shares owned directly by Dr. Shamash’s daughter.
13.	Includes 2,465 shares issuable upon exercise of director stock options.
14.	Includes 285,250 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Gates as a participant in the Company’s 401(k) Retirement Savings Plan (7,455 shares) as of June 30, 2007.
15.	Includes 219,000 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Klawitter as a participant in the Company’s 401(k) Retirement Savings Plan (17,860 shares) as of June 30, 2007.
16.	Represents 160,500 shares issuable upon exercise of employee stock options and Common Stock allocated to Mr. Perez as a participant in the Company’s 401(k) Retirement Savings Plan (1,161 shares) as of June 30, 2007.
17.	Includes 1,171,075 shares subject to issuance pursuant to stock options held by directors and executive officers which are currently exercisable or exercisable within 60 days of September 5, 2007.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

Performance at the company level and at the group or individual level is the cornerstone of our total compensation program. We compensate our senior management using a mix of salary, annual cash incentives, a long-term cash incentive that replaces a prior stock option program, and benefits that in total are designed to be competitive with comparable employers and to align management interests with those of our shareholders. Salary and incentives are all tied directly to performance. Our goal is to pay at market median in total compensation when our results are strong with total compensation opportunity reaching or exceeding the 75th percentile for the strongest corporate and individual results. At the senior level, base salaries are built around the median of the market. Annual cash incentives at target are intended to be at or above the median of the market. Our current plan rewards corporate performance and individual contribution. At lower levels financial performance at the unit level and individual contribution are the focus. Long-term cash incentives are intended to reward sustained performance over multiple years (usually three) and are below median levels typical in publicly traded peer companies. This long-term incentive is available to officers of the Company

Total Compensation Structure

To assist Key Tronic with allocating compensation and moving from an equity-based long-term incentive plan to a cash-based plan, at the direction of the Board’s Compensation and Administration Committee, the Company engaged Milliman, Inc. a nationally recognized consulting firm to conduct an analysis of the compensation of senior management at Key Tronic. This analysis included the use of reputable published surveys of executive compensation among companies similar in size (total revenues, number of employees) and similar in operational complexity to Key Tronic. In addition, twelve peer companies that are publicly traded and similar to Key Tronic in terms of business (not necessarily size) were analyzed, primarily as part of an analysis of company performance in key areas: sales, net income, days in inventory, P/E ratio, diluted EPS, current ratio, etc. These companies included: Flextronics, SCI, Solectron, Plexus, CTS, Suntron, Sigmatron and Sypris to name a few. The Committee has elected to conduct compensation analysis using published survey data rather than an analysis of proxy statements of similar companies primarily because of the difficulty of finding a robust group of similar publicly traded companies. The Compensation and Administration Committee focuses on the top five most highly compensated officers. For Key Tronic, this group includes our President & CEO (“CEO”), EVP Administration CFO & Treasurer, EVP & General Manager, VP Southwest Operations and VP Materials. Data obtained from Milliman’s analysis includes total direct compensation (base, annual incentives, long-term incentives) plus non-qualified compensation and other material compensation awards. Milliman also analyzed other Key Tronic positions using reputable published data appropriate for our various locations and assisted us in adjusting our compensation structures to align better with competitive levels. Data from this analysis were factored into setting pay ranges and incentive targets for the executive officers.

The results of the study by Milliman included modifications to our annual incentive plan for executives and all other employees; the replacement of stock option programs with a new cash-based long-term incentive plan (in fiscal year 2006) in which the Board will approve three-year goals tied to the grant of “performance units” to each officer. These units will have a value to be determined at the end of each three-year grant period tied to achievement of these Board set goals.

Based on these analyses, the Board established a total direct compensation target for the CEO of $850,000 which is approximately 40% below the market median. The target total direct compensation for the EVP Administration CFO & Treasurer is $435,000 which is approximately 25% below the market median. The target total direct compensation for the EVP & General Manager is $556,000 which is 20% below the market median. The target total direct compensation for the VP Southwest Operations is $310,000 which is 8% above the market median. The target total direct compensation for the VP Materials is $250,000 which is approximately 20% above the market median.

Allocation Among Compensation Elements

Position	Base Salary	Annual Incentive Target	Long-term Incentive Target Value
CEO & President	45%	25%	30%
EVP Administration CFO & Treasurer	60%	25%	15%
EVP & General Manager	50%	20%	30%
VP Southwest Operations	65%	25%	10%
VP Materials	65%	20%	15%

The Board believes that compensation of executives at Key Tronic should be predominantly performance based. The allocation of total direct compensation has adequate amounts of pay at risk while recognizing the limitations of a cash-based long-term incentive plan when compared to stock based plans. This allocation is in keeping with the Board’s compensation strategy. Base salary at all levels is dependent on market practice and individual performance. In companies similar in business to Key Tronic, Milliman found in general that base salary comprised 54%, annual incentives comprised 25% and long term incentives comprised 20% of total direct compensation.

In addition, each senior executive position has been assigned to a base salary range that is built around median market practice as recommended by Milliman.

Base Salary

Key Tronic provides executives with a level of “guaranteed” compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments. As indicated earlier, each position is paid within a range that targets median market salary. Individual salary levels vary around this point based on experience, knowledge, and individual contribution. For the CEO that range is between $307,000 and $501,000. For the EVP Administration CFO & Treasurer that range is between $187,000 and $278,000. For the EVP & General Manager that range is between $207,000 and $341,000. For the VP Southwest Operations that range is between $150,000 and $206,000. For the VP Materials that range is between $116,000 and $159,000. These ranges were objectively determined using the combined data provided by Milliman and are consistent with Milliman’s recommendations for providing middle of the market base salary.

Annual Incentives

For our senior officers, annual incentives are tied directly to the achievement of a company-wide financial goal which is profit before taxes (PBT). PBT is the financial goal because of its significant impact on increasing shareholder equity. The Board has determined that the disclosure of the specific target would not be in the best interests of shareholders and would provide competitors with important competitive information. The Board believes that achievement of the target financial goal (PBT) is a stretch goal which requires performance significantly above the previous fiscal year. In addition, individual contributions and achievement of specific individual goals subjectively evaluated by the Board for the CEO and by the CEO for the other officers (and reviewed by the Board) affect the final award each year. Target annual incentive levels for the top executives are set at or slightly above typical market practice to enable total direct compensation to be more competitive given that Key Tronic’s long-term incentive is cash-based and therefore not completely comparable to what our publicly traded peers offer through the potential appreciation available to them in their equity-based long term incentive plans. The fiscal year 2007 Incentive Compensation Plan provided that if Key Tronic hit its PBT target, executives would have the opportunity to earn 100% of their incentive target. If PBT exceeded target by 18%, executives would have the opportunity to earn up to 150% of their annual incentive target. If PBT were more than 18% below target level, no incentive would be paid.

Long-term Incentives

Historically, the primary form of long-term compensation at Key Tronic has been stock options. No new options have not been granted to any of the Named Executive Officers since October 24, 2002. Beginning in fiscal year 2006, the officers and non-employee directors of Key Tronic became eligible to participate in Key Tronic’s Long-term Incentive Plan (LTIP) a long-term incentive plan approved by the Board in

September 2005. Under this plan, officers and non-employee directors may be awarded a number of “performance units” at the start of each fiscal year. These units will have a future value tied directly to the achievement of Board determined and approved goals for a three-year period. At the end of each three-year period, these units will be exchanged for cash at the value set by the Board at the beginning of the three year period based on goal achievement as measured at the end of the three year period. The target value of the units awarded to each executive was determined by analyzing long-term incentive compensation among the peer group and evaluating total direct compensation with such awards included. These awards are set at levels that approximate the 25th percentile of this group. If maximum goals are achieved, the units will have 150% of their target value at the end of the three-year period. Total direct compensation at target for the senior executives (when including the value of these units) should be between the 25th percentile and the 50th percentile of the market. The LTIP provides clarity as to the relationship between achievement of long term goals and reward.

For the Chief Executive Officer this award at target represents $250,000 of compensation. For the EVP Administration CFO & Treasurer this award at target represents $120,000 of compensation. For the EVP & General Manager this award at target represents $150,000 of compensation. For the VP Southwest Operations, this award at target represents $40,000 of compensation. For the VP Materials this award at target represents $40,000 of compensation.

Other Benefits

The Named Executive Officers and all other U.S. employees are eligible to participate in the Key Tronic Corporation 401(k) Retirement Savings Plan (“401(k) Plan”). The 401(k) Plan is a defined contribution tax qualified retirement savings plan under which employees can contribute a portion of their eligible cash compensation to the 401(k) Plan and the Company makes matching cash contributions of 100% of the first 3% and 50% of the next 2% of compensation deferred subject to qualified plan limits. All employee contributions and matching contributions are vested upon contribution. The Company offers the Named Executive Officers and all other U.S. employees life insurance, disability, medical and dental plans for which the Named Executive Officers are charged the same rate as all other employees.

Named Executive Officers’ Severance and Change in Control Arrangements

The Company entered into employment contracts with Messrs. Oehlke, Gates, Klawitter, Perez and Alford at the time each employee was first elected an executive officer of the Company. Each of the employment contracts imposes upon the employee standard nondisclosure, confidentiality and no competition provisions. Each of the employment contracts provides that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The employment contracts entered into with Messrs. Oehlke and Klawitter also provide that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. In October 2002 the employment contracts of Messrs. Oehlke, Gates, Klawitter and Perez were amended to provide that upon termination of employment by the Company after a change of control, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination.

Role of the CEO in Compensation Decisions and Timing of Compensation Decisions

The Board of Directors, upon the recommendation of its Compensation and Administration Committee, makes all compensation decisions for the Company’s officers (which includes the Named Executive Officers). The CEO conducts a performance review of each of the other Named Executive Officers each year. The CEO presents the results of the performance reviews to the Compensation and Administration Committee along with his recommendations as to salary changes based upon the review results. The Committee has the discretion to modify the recommendations in arriving at its recommendation to the Board of salary changes. Annual and long term incentive awards and financial goals are established and approved by the Board, upon recommendation of the Compensation and Administration Committee, at the Board’s July meeting each year.

General Compensation Policies

•

Should any of the performance metrics require restatement that results in a prior overpayment to any of the named executive officers, any such overpayment will reduce the value of future awards unless otherwise determined by the Board in its judgment.

•

In setting levels for each compensation element, the Board does not factor into its determination prior awards already earned and paid, ownership levels, or awards or benefits provided from prior employers.

•

In general, long-term incentive awards will be made at the start of each fiscal year provided that the Board has been able to establish appropriate three-year goals. If such goals are not established, awards will be made at the time when the goals have been adopted (but not later than six months after the start of the first year of the three-year period) and will vest at the end of the third fiscal year, regardless of when the award is made.

•

Compensation payments in excess of $1 million in any taxable year to any “covered employee” (defined as the CEO and the Company’s other four most highly compensated officers) is subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. To the extent that there is no adverse effect on the Company’s performance-related compensation philosophy or on the Company’s ability to provide competitive compensation, it is the policy of the Committee and the Board of Directors to minimize executive compensation that is not deductible by the Company for tax purposes.

REPORT OF COMPENSATION COMMITTEE

The Compensation and Administration Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based upon the Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the Securities and Exchange Commission.

Compensation and Administration Committee: Yacov A. Shamash (Chairman), Dale F. Pilz

Summary Compensation Table

Set forth below is information on the compensation of the Company’s Chief Executive Officer and its four other executive officers who served in such capacities during fiscal year 2007 (“Named Executive Officers”). For information regarding the Company’s current executive officers, see Executive Officers, page 7. No stock awards or option awards were granted by the Company during fiscal year 2007 and no Named Executive Officer is covered by a pension plan or a nonqualified deferred compensation plan; therefore these columns have been omitted from the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Jack W. Oehlke, Chief Executive Officer & President	2007	398,077	—		169,760	8,800	(3)	576,637
Craig D. Gates, Executive Vice President & General Manager	2007	287,700	—		98,152	8,800	(3)	394,652
Ronald F. Klawitter Executive Vice President of Administration, CFO & Treasurer	2007	258,000	—		88,019	8,800	(3)	354,819
George R. Alford, Vice President of Materials	2007	148,923	40,106	(1)	44,456	9,093	(4)	242,578
Efren R. Perez Vice President of SW Operations	2007	213,903	—		59,155	8,800	(3)	281,858

(1)	Represents signing bonus of $10,000 and relocation allowance of $30,106. Mr. Alford joined the Company and was elected VP of Materials on July 21, 2006.
(2)	Represents amounts earned under the Incentive Compensation Plan for fiscal year 2007.
(3)	Represents Company matching payments in 2007 under the Company’s 401(k) Retirement Savings Plan.
(4)	Represents Company matching payments in 2007 under the Company’s 401(k) Retirement Savings Plan in the amount of $3,692 and tax gross up of signing bonus in the amount of $5,401.

GRANTS OF PLAN BASED AWARDS IN 2007 FISCAL YEAR

The following table sets forth information concerning individual grants of non-equity incentive plan awards made during fiscal year 2007 to each of the Named Executive Officers under the annual Incentive Compensation Plan and the Long-term Incentive Plan. No stock awards or option awards were granted by the Company during fiscal year 2007; therefore these columns have been omitted from the table.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)
Jack W. Oehlke	07/27/06 07/27/06	(1) (2)	19,904 125,000	199,038 250,000	298,558 375,000
Craig D. Gates	07/27/06 07/27/06	(1) (2)	11,508 75,000	115,080 150,000	172,620 225,000
Ronald F. Klawitter	07/27/06 07/27/06	(1) (2)	10,320 60,000	103,200 120,000	154,800 180,000
George R. Alford	07/27/06 07/27/06	(1) (2)	5,212 20,000	52,123 40,000	78,185 60,000
Efren R. Perez	07/27/06 07/27/06	(1) (2)	6,936 20,000	69,358 40,000	104,037 60,000

(1)	Represents threshold, target and maximum payouts under the annual Incentive Compensation Plan for fiscal year 2007. For actual payouts earned for fiscal year 2007 see the Summary Compensation Table. The Incentive Compensation Plan is discussed under the caption “Annual Incentives” in the Compensation Discussion and Analysis.
(2)	Represents threshold, target and maximum payouts under the Long-term Incentive Plan for the 2007-2009 performance cycle. The Long-term Incentive Plan is discussed under the caption “Long-term Incentives” in the Compensation Discussion and Analysis. Payouts under the Long-term Incentive Plan for the 2007-2009 performance cycle will depend upon the achievement of goals for three year average sales growth and return on invested capital compared to peer group companies.

The following table provides information on stock options held by the Named Executive Officers at June 30, 2007. The Company does not have any outstanding stock awards; therefore these columns have been omitted from the table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jack W. Oehlke	7,500 9,000 22,000 22,000 15,500 15,500 50,000 50,000 50,000 37,500 37,500 50,000 10,000 10,000 10,000	— — — — — — — — — — — — — — —	16.25 8.34 5.63 5.63 5.50 5.50 4.81 4.81 4.81 2.75 2.75 2.75 2.81 2.81 2.81	07/27/07 06/18/08 05/21/08 05/21/09 06/17/08 06/17/09 08/28/08 08/28/09 08/28/10 06/26/09 06/26/10 06/30/09 05/22/11 05/22/12 05/22/13

Craig D. Gates	6,250 15,250 22,000 22,000 8,000 8,000 30,000 30,000 30,000 25,000 25,000 40,000 10,000 10,000 10,000	— — — — — — — — — — — — — — —	16.25 8.34 5.63 5.63 5.50 5.50 4.81 4.81 4.81 2.75 2.75 2.75 2.81 2.81 2.81	07/27/07 06/18/08 05/21/08 05/21/09 06/17/08 06/17/09 08/28/08 08/28/09 08/28/10 06/26/09 06/26/10 06/30/09 05/22/11 05/22/12 05/22/13

Ronald F. Klawitter	7,500 9,000 22,000 22,000 8,000 8,000 30,000 30,000 30,000 30,000 10,000 10,000 10,000	— — — — — — — — — — — — —	16.25 8.34 5.63 5.63 5.50 5.50 4.81 4.81 4.81 2.75 2.81 2.81 2.81	07/27/07 06/18/08 05/21/08 05/21/09 06/17/08 06/17/09 08/28/08 08/28/09 08/28/10 06/30/09 05/22/11 05/22/12 05/22/13

George R. Alford	—	—	—	—

Efren R. Perez	4,500 5,000 5,250 5,250 15,000 15,000 20,000 10,000 10,000 10,000 13,333 13,333 13,334 8,333 8,333 8,334	— — — — — — — — — — — — — — — —	16.25 8.34 5.63 5.63 2.75 2.75 2.75 2.81 2.81 2.81 2.09 2.09 2.09 1.15 1.15 1.15	07/27/07 06/18/08 05/21/08 05/21/09 06/26/09 06/26/10 06/30/09 05/22/11 05/22/12 05/22/13 10/26/07 10/26/08 10/26/09 10/24/08 10/24/09 10/24/10

The following table provides information on exercises of stock options by Named Executive Officers during fiscal year 2007. The Company does not have any outstanding stock awards; therefore these columns have been omitted from the table.

OPTION EXERCISES AND STOCK VESTED

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Jack W. Oehlke	—	—
Craig D. Gates	—	—
Ronald F. Klawitter	60,000	87,000
George R. Alford	—	—
Efren R. Perez	—	—

(1)	Represents the difference between the exercise price and the closing price of the shares on the exercise date.

Pension Benefits

None of the Named Executive Officers is covered by a pension plan.

Non-qualified Deferred Compensation

None of the Named Executive Officers is covered by a defined contribution plan or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

Employment Contracts. The Company entered into employment contracts with Messrs. Oehlke, Gates, Klawitter, Perez and Alford at the time each employee was first elected an executive officer of the Company. Each of the employment contracts imposes upon the employee standard nondisclosure, confidentiality and no competition provisions. Each of the employment contracts provides that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The employment contracts entered into with Messrs. Oehlke and Klawitter also provide that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. In October 2002 the employment contracts of Messrs. Oehlke, Gates, Klawitter and Perez were amended to provide that upon termination of employment by the Company after a change of control, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination.

Stock Option Plans. The executive stock option plans and non-employee directors stock option plan provide that upon a change of control of the Company vesting of outstanding options will be accelerated.

Long-term Incentive Plan. The Long-term Incentive Plan provides that upon a change of control of the Company, vesting of units awarded under the Plan will be accelerated and will be payable at two times their value.

Compensation of Directors

Fees. Each director, other than the Chairman of the Board, who is not an employee of the Company receives a quarterly retainer of $3,750, a fee of $1,000 for each Board meeting attended in person and a fee of $325 for each Board meeting attended by telephone. Directors also receive a fee of $500 for each committee meeting attended (committee members receive a committee attendance fee of $250 if the committee meeting is held the same day as a Board meeting and a fee of $200 if the committee meeting is held by phone), except that directors receive a fee of $1,000 for each Executive Committee meeting attended (which payment is in lieu of any payment for a Board meeting attended on the same day). The Chairman of the Board receives a quarterly retainer of $5,000, plus a fee of $1,500 for each Board meeting attended. Committee chairmen receive an additional fee of $200 for each committee meeting attended. Directors also receive payment of out-of-pocket expenses related to their service as directors.

Long-term Incentive Plan. Each director participates in the Company’s Long-term Incentive Plan (“Plan”). The Plan provides a long-term cash bonus opportunity to the members of the Board of Directors if certain Company performance measures established by the Board of Directors are met for three fiscal year performance periods. No amounts can be earned for any three fiscal year performance period until the end of the third fiscal year since achievement of performance measures can only be determined at the end of the third fiscal year. During fiscal year 2007, each non-employee Director, except Mr. Bean, was awarded 10,000 units under the Plan. If performance measures are met, these units will result in a cash payment ranging from $5,000 to $15,000 to each said non-employee Director at the end of fiscal year 2009. Payouts under the Long-term Incentive Plan will depend upon the achievement of goals for three year average sale growth and return on invested capital compared to peer group companies. During fiscal year 2007, Mr.

Bean was awarded 8,889 units under the Plan. If performance measures are met, the units will result in a cash payment ranging from $4,445 to $13,334 to Mr. Bean at the end of fiscal year 2009.

Stock Options. Each director who was not, upon election to the Board of Directors, an employee of the Company participated in the Company’s Amended and Restated 1990 Stock Option Plan for Non-Employee Directors which Plan terminated on July 27, 2005. Under the Plan each non-employee director was granted, upon initial election, an option to purchase 10,000 shares of the Company’s Common Stock. An additional option to purchase 10,000 shares upon the director’s first re-election to the Board of Directors and an additional option to purchase 7,500 shares upon each re-election to the Board of Directors after the first re-election were also granted. A final option to purchase 4,930 shares was granted to each non-employee director upon re-election to the Board in October, 2004. The two 10,000 share option grants have a three year vesting period and the subsequent share option grants have a two year vesting period.

Set forth below is information on the compensation provided to each non-employee director of the Company during fiscal year 2007. No stock awards or option awards were granted to non-employee directors during fiscal year 2007 and no non-employee director is covered by a pension plan or a nonqualified deferred compensation plan; therefore these columns have been omitted from the table.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
James R. Bean	10,350	—	—	—	10,350
Dale F. Pilz	29,640	1,085	—	—	30,725
Yacov A. Shamash	20,350	1,085	—	—	21,435
Patrick Sweeney	22,850	1,085	—	—	23,935
Wendell J. Satre(2)	11,450	1,085	—	—	12,535
William E. Terry(2)	11,249	1,085	—	—	12,334

1.	Amounts shown do not reflect compensation actually received by the directors. Reflects the dollar amounts recognized for financial statement reporting purposes for the year ended June 30, 2007 (relating to options granted in prior fiscal years) in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004). “Share-based Payment” (SFAS No.123 (R)) excluding forfeitures. The following number of option awards were held by each of the directors and outstanding as of June 30, 2007: Mr. Pilz, 57,430 options; Mr. Sweeney, 57,430 options; Dr. Shamash, 57,430 options; Mr. Satre, 54,965 options; Mr. Terry, 54,965 options.
2.	Messrs. Satre and Terry retired from the Board on October 26, 2006.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors consists of three members. The Board of Directors has determined that all Audit Committee members are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and that the Chairman of the Committee has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has met and discussed with the Company’s management and BDO Seidman, LLP (“BDO”), the Company’s independent auditors, the Company’s financial statements contained in the Annual Report on Form 10K for the year ended June 30, 2007.

The Audit Committee has reviewed and discussed with BDO the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, “Communications with Audit Committees”. BDO has submitted to the Audit Committee and the Committee has reviewed the written disclosures and letter from BDO required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees”. The Audit Committee discussed with BDO that firm’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor’s independence. All services to be provided by BDO are pre-approved by the Audit Committee or are pre-approved by a member of the Audit Committee and later ratified by the Committee.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10K for the fiscal year ended June 30, 2007, for filing with the Securities and Exchange Commission.

The Audit Committee: Patrick Sweeney (Chairman), James R. Bean, Dale F. Pilz

Principal Accountant Fees and Services. The following chart shows the aggregate audit and non-audit fees billed or expected to be billed to the Company by BDO and its affiliate Mexican firm BDO Hernandez, Marron y Cia, SC for professional services in the named categories for the fiscal years ended June 30, 2007 and July 1, 2006:

	FY 2007	FY 2006
Audit Fees(1)	$197,228	$181,600
Audit Related Fees(2)	8,700	8,000
Tax Fees(3)	19,109	80,500
All Other Fees	—	8,400

Total	$225,037	$278,500

(1)	Audit fees consisted of professional services provided in connection with the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, review of documents filed with the SEC and statutory audits.
(2)	Audit related fees consisted of professional services provided in connection with the audit of the Company’s 401(k) Retirement Savings Plan.
(3)	Tax fees for fiscal years 2007 and 2006 consisted of professional services provided for the review of foreign tax returns and consultation on foreign tax matters.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has retained BDO Seidman, LLP (“BDO”) as the Company’s independent auditors for the fiscal year ending June 28, 2008. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions. In the event that ratification of this appointment of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT AUDITORS

SHAREHOLDER PROPOSALS

To be considered for presentation to the Annual Meeting of Shareholders to be held in 2008, a shareholder proposal must be received by Kathleen L. Nemeth, Secretary, Key Tronic Corporation, 4424 N. Sullivan Road – Lower Level, Spokane Valley, Washington 99216, no later than May 16, 2008.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and Nasdaq. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5’s were required, the Company believes that with respect to the fiscal year ended June 30, 2007 all the Reporting Persons complied with all applicable filing requirements.

Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Other Business. The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,
Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 21, 2007

KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane Valley, Washington 99216 Proxy Solicited by Board of Directors for Annual Meeting

October 25, 2007

JACK W. OEHLKE and DALE F. PILZ, or either of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 25, 2007, and any adjournment or postponement thereof.

(Continued and to be signed and dated on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.

Mark Here for Address Change or Comments I PLEASE SEE REVERSE SIDE

1. Election of five directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).

Nominees: FOR all nominees listed to the left WITHHOLD AUTHORITY to vote for all nominees listed below

01. James R. Bean, 02. Jack W. Oehlke, 03. Dale F. Pilz, 04. Yacov A. Shamash, and 05. Patrick Sweeney. FOR, except vote withheld from the following nominee(s): FOR AGAINST ABSTAIN

2. Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2008.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date below. You need not mark any boxes.

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States. PLEASE SIGN, DATE AND RETURN PROMPTLY. NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOLD AND DETACH HERE

Signature Signature Date

KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane Valley, Washington 99216 Proxy Solicited by Board of Directors for Annual Meeting

October 25, 2007

JACK W. OEHLKE and DALE F. PILZ, or either of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 25, 2007, and any adjournment or postponement thereof. (Continued and to be signed and dated on other side)

Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE KEY TRONIC CORPORATION 4424 N. Sullivan Road, Spokane Valley, WA 99216

As a participant in the Key Tronic 401 (k) Retirement Savings Plan (the “Plan”), you have the right to direct JP Morgan Chase Bank, N.A. (the “Plan Trustee”), to vote the shares of Common Stock of Key Tronic Corporation (the “Company”) represented by your interest attributable to such shares held in the KTC Stock Fund under the Plan at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on October 25, 2007. For your information, copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report are enclosed. In addition, a postage paid return envelope addressed to Mellon Investor Services is enclosed for your use in returning your completed, signed, and dated proxy card to the Plan Trustee. The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law. If your completed proxy card is not received by October 12, 2007 the Administrative Committee for the Plan will direct the Plan Trustee to vote your shares. The Trustee will be directed to vote all such unvoted shares in the same proportion as the voted shares received. JP Morgan Chase Bank, N.A.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2. Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE

1. Election of five directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: FOR all nominees listed to the left WITHHOLD AUTHORITY to vote for all nominees listed below 01. James R. Bean, 02. Jack W.Oehlke, 03. Dale F. Pilz, 04. Yacov A. Shamash, and 5. Patrick Sweeney. FOR, except vote withheld from the following nominee(s):

FOR AGAINST ABSTAIN 2. Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2008. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date below. You need not mark any boxes. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States. PLEASE SIGN, DATE AND RETURN PROMPTLY. NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOLD AND DETACH HERE

Signature Signature Date